UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 14, 2005

          HEI, Inc.

(Exact Name of Registrant as Specified in Charter)

Minnesota	0-10078	41-0944876

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 5000, 1495 Steiger Lake Lane, Victoria, Minnesota 55386
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code:	(952) 443-2500

N/A
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On February 14, 2005, HEI, Inc. (the “Company”) received confirmation that it has regained compliance with the NASDAQ National Market Continued Listing Requirements. The Company was notified that the NASDAQ Listing Qualifications Panel has granted the Company’s request for continued listing of its common stock on the NASDAQ National Market. The fifth character “E” will be removed from the Company’s symbol effective with the open of business on Wednesday, February 16, 2005.

     The continued listing determination is conditioned upon the Company timely filing all of its periodic reports with the Securities and Exchange Commission for all reporting periods ending on or before December 31, 2005, and each such report evidencing shareholders’ equity of at least $10 million. If the Company fails to timely file its periodic reports, fails to satisfy the shareholders’ equity requirement or fails to satisfy any other requirement for continued listing during this time period, the NASDAQ Listing Qualifications Panel will promptly conduct a hearing with respect to such failure and thereafter render a determination with respect to the Company’s continued listing on the NASDAQ National Market.

     The full text of the press release issued in connection with the Company’s announcement of regaining compliance with the NASDAQ National Market Continued Listing Requirements is furnished as Exhibit 99 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

     The following exhibit relating to Item 8.01 shall be deemed furnished and not filed as a part of this Current Report on Form 8-K.

Item No.	Description
99	Press Release dated February 15, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEI, INC.
Date: February 16, 2005	By /s/ Mack V. Traynor, III
Mack V. Traynor, III
Chief Executive Officer and President (Duly Authorized Officer)

Exhibit Index

Item No.	Description
99	Press Release dated February 15, 2005.